UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Event Earliest Reported): September 15, 2010 (September 15, 2010)

Management Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30950 Rancho Viejo Rd #120,
(Address of principal executive offices)

(949) 260-0150
(Registrant's telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 15, 2010, we entered into a non-binding term sheet to merge with Maple Carpenter Creek Holdings, Inc. (“MCCH”). MCCH is engaged in the development of both thermal and metallurgical coal projects in the U.S. and Colombia.  MCCH has represented to us that it has invested over $10 million in and owns the following coal project interests:

•
Carpenter Creek, Montana:  an 80% interest in the Carpenter Creek coal prospect near Round Up, Montana. – MCCH controls the surface rights covering a resource potential of 345 million tons; and the mineral rights for a resource potential of over 83 million tons of coal.

•
Snider Ranch, Montana:  an 80% interest in the Snider Ranch real estate and coal prospect and the Mattfield and Janich Ranch prospects, both of which prospects are adjacent to the Signal Peak Mine, near Roundup, Montana. MCCH controls the surface rights covering a resource potential of over 43 million tons of coal.

•
Armadillo Group Holdings Corp:  a 72% ownership of Armadillo Mining Corp. (“AMC”) in Colombia.  AMC has exclusive options to acquire two metallurgical coal mines in the Cundinamarca province of Colombia: (i) Caparrapi is a permitted mine with minimum production and with a resource potential of 11 million metric tonnes; (ii) Yacopi has resource potential of 40 million metric tonnes.

Under the terms of the non-binding term sheet, MCCH would merge with a wholly owned subsidiary of Management Energy, Inc. in exchange for our issuance of 62,737,500 shares of our common stock to the owners of MCCH.   Post-transaction, our current shareholders would own 41,825,000 shares of common stock.  The owners of MCCH also would be issued an additional 20,912,500 shares of common stock to vest on certain milestones to be defined in definitive transaction documents.

The term sheet is a non-binding expression of interest.   Although we currently expect the transaction to close in October 2010, there is no assurance that we will enter into a definitive agreement for the transaction or complete the transaction.   Among other contingencies, the transaction is subject to the following conditions:

•
We must secure a minimum of $750,000 of equity financing to provide working capital for MCCH’s operations.  A minimum of $250,000 must be funded to MCCH on or before September 17, 2010, and the remainder must be funded on or before September 24, 2010.

•	Approval of MMEX Board of Directors and shareholders
•	Any third-party rights of first refusal or waivers as required under MCCH’s contracts.
•	Any required governmental / regulatory approvals.
•	Negotiation and execution of definitive transaction agreements on or before Friday, September 24, 2010, and closing on or before 30 days from first refusal period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2010	Management Energy, Inc.
a Nevada corporation

By: /s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer